UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2012

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

37 North Orange Ave., Suite 500
Orlando, Florida 32801

 (Address of principal executive offices and zip code)

1 (888) 220-2885

(Registrant’s telephone number)

3020 Bridgeway Suite 400
Sausalito, CA 94965

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A Stock Exchange Agreement was made the 19th day of November, 2012, by and between Sputnik Enterprises, Inc., a Nevada corporation, SPNI (the “Issuer”), and Wireless NRG, LLC, a Florida limited liability company (the “Company”), and the shareholders (unit holders) of Company, (the “Shareholders”) as follows:

Subject to the terms and conditions of this Agreement, the Issuer agrees:

i. That the total common shares issued and outstanding of the Issuer at Closing shall be 295,278 Common Shares par value $.001.

ii. That the Issuer at Closing shall transfer to the Shareholders, twenty seven million one hundred eighty one thousand one hundred and twelve common shares of Issuer, $.001 par value, in exchange for 100% of the issued and outstanding shares (units) of Company, such that Company shall become a wholly owned subsidiary of the Issuer.

iii. That the Issuer requires the Company to:

a)	Agree to the announcement of the transaction with the SEC on form 8K within four days of the execution of this agreement, if applicable.
b)	Execute any and all documentation to reflect the intent of the parties that Company becomes a wholly owned subsidiary of Issuer.

iv. That this transaction is subject to delivery by the Issuer of all required documents pre and post closing to effectuate the transaction

As a condition precedent to Closing, the following are conditions precedent of the Company and Shareholders:

(1)	Delivery to the Issuer, certificate(s) evidencing the Company Shares, and such stock powers as are required in order to transfer to Issuer good and marketable title to the Shares.

(2)	Resolution by the Board of Directors of Company approving the transaction.

(3)
Copies of the basic corporate records, including bylaws, minute books and articles of incorporation, together with financial statements with supporting schedules for the periods ending 12-31-10 and 12-31-2011 and year to date of closing. Company shall retain all other records at its current principal address.

(4)	A certificate of good standing from the State of Incorporation.

(5)	Such other resolutions of Company and Shareholder and/or directors as may reasonably be required by Issuer.

(6)	Such other agreements or documents relating to the transaction as may reasonably be required by the Issuer.

(7)
A completed audit report by a PCAOB member firm acceptable to the Issuer for the years ending 12-31-2010 and 12-31-2011, along with any subsequent review by the auditor of the financials for 2012 year to date.

The Stock Exchange Agreement is attached as exhibit 10.1 and should be referred to in its entirety for all terms and conditions.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Stock Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: November 20, 2012	By:	/s/ Tony Gebbia
Tony Gebbia
Chief Executive Officer and Director

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